                                                                     EXHIBIT 3.1




[UBS LOGO]

          ARTICLES OF ASSOCIATION
          UBS AG













          18 April 2000

CONTENTS






              SECTION 1
Page 4 Name, registered office, business object and duration of the Corporation


              SECTION 2
Page 5        Share capital


              SECTION 3
              Corporate bodies
Page 8        A.  General Meeting of Shareholders
Page 12       B.  Board of Directors
Page 17       C.  Group Executive Board
Page 18       D.  Statutory and Group Auditors


              SECTION 4
Page 19       Financial statements and distribution of profit, reserves


              SECTION 5
Page 20       Notices and jurisdiction


              SECTION 6
Page 21       Non-cash considerations




                                                                               3
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SECTION 1

Name, registered office, business object and duration of the Corporation



                                 ARTICLE 1

NAME AND REGISTERED OFFICE       A corporation limited by shares under the name
                                 of UBS AG/UBS SA/UBS Ltd. is established with a registered office in Zurich and Basel.


                                 ARTICLE 2

BUSINESS OBJECT                  1

                                 The purpose of the Corporation is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad.

                                 2

                                 The Corporation may establish branches and representative offices as well as banks, finance companies and other enterprises of any kind in Switzerland and abroad, hold equity interests in these companies, and conduct their management.

                                 3

                                 The Corporation is authorized to acquire, mortgage and sell real estate and building rights in Switzerland and abroad.


                                 ARTICLE 3

DURATION The duration of the Corporation shall not be limited by time.




4
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SECTION 2

Share capital



                                 ARTICLE 4

SHARE CAPITAL                    1

                                 The share capital of the Corporation is CHF
                                 4,308,931,620 (four billion, three hundred and eight million, nine hundred and thirty-one thousand, six hundred and twenty Swiss francs), divided into 430,893,162 registered shares with a par value of CHF 10 each. The share capital is fully paid up.

                                 2

                                 Registered shares may be converted into bearer shares and bearer shares into registered shares by resolution of the General Meeting of Shareholders; the Corporation may issue certificates representing multiples of shares.


                                 ARTICLE 4a

CONDITIONAL CAPITAL              1

                                 Warrants related to the 1996 optional dividend of the former Swiss Bank Corporation

                                 The share capital will be increased, under exclusion of shareholders' preemptive rights, by a maximum of CHF 8,885,240, corresponding to 888,524 registered shares of CHF 10 par value each (which must be fully paid up) through the exercise of warrants issued in connection with the 1996 optional dividend of the former Swiss Bank Corporation.

                                 The subscription ratio, time limits and further details were determined by the Board of Directors of the former Swiss Bank Corporation.

                                 The purchase of shares through the exercise of option rights, as well as any subsequent transfer of the shares, are subject to the registration restrictions set out in Art. 5 of these Articles of Association.

                                 Employee stock ownership plan of the former
                                 Swiss Bank Corporation

                                 The share capital will be increased, under exclusion of shareholders' preemptive rights, by a maximum of CHF 2,532,620, corresponding to a maximum of 253,262 registered shares of CHF 10 par value each (which must be fully paid up) through the exercise of subscription rights granted to employees of the former Swiss Bank Corporation as a means of participation in the Corporation. The purchase of the shares through the exercise of subscription rights within the framework of the employee stock ownership plan, and any subsequent transfer of the shares, are subject to the registration restrictions set out in Art. 5 of these Articles of Association.


                                 ARTICLE 5

SHARE REGISTER AND NOMINEES      1

                                 A share register is maintained for the
                                 registered shares, in which owners' and
                                 usufructuaries' family and given names are entered, with their complete address and nationality (or registered office for legal entities).

                                 2

                                 If the mailing address of a shareholder
                                 changes, the new address must be communicated to the Corporation. As long as this has not been done, all written communications will be sent to the address entered in the share register, this being valid according to the requirements of the law.

                                 3

                                 Those who acquire registered shares shall be entered in the share register as shareholders with voting rights if they expressly declare that they acquired these registered shares in their own names and for their own account. If the party acquiring the shares is not prepared to provide such a declaration, the Board of Directors may refuse to allow the shares to be entered with voting rights.

                                 4

                                 The restriction on registration under paragraph 3 above also applies to shares acquired by the exercise of preemptive, option or conversion rights.



6
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                                 5

                                 The Board of Directors is authorized, after hearing the position of the registered shareholder or nominee affected, to strike the entry of a shareholder with voting rights from the share register retroactively with effect to the date of the entry, if it was obtained under false pretences. The party affected must be informed of the action immediately.

                                 6

                                 The Board of Directors formulates general principles relating to the registration of fiduciaries/nominees and issues the necessary regulations to ensure compliance with the above provisions.


                                 ARTICLE 6

DEFERRED PRINTING OF SHARES      1

                                 In the case of registered shares, the
                                 Corporation may elect not to print and deliver certificates. However, shareholders may at any time request the Corporation to print and deliver certificates free of charge. Particulars are set forth in regulations issued by the Board of Directors.

                                 2

                                 Uncertificated registered shares may only be transferred by the assignment of all appurtenant rights. The assignment must be reported to the Corporation to be valid. If uncertificated registered shares are held in a custody or portfolio account at a bank, they may only be transferred with the cooperation of that bank. Furthermore, they may only be pledged in favour of that bank, in which case notifying the Corporation is not necessary.


                                 ARTICLE 7

EXERCISE OF RIGHTS               1

                                 Shares are indivisible. The Corporation
                                 recognizes only one representative per share.

                                 2

                                 Voting rights and associated rights may only be exercised in relation to the Corporation by a party entered in the share register as having the right to vote.




                                                                               7
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SECTION 3

Corporate bodies

A.  General Meeting of Shareholders



                                 ARTICLE 8

AUTHORITY                        The General Meeting of Shareholders is the
                                 Corporation's supreme corporate body.


                                 ARTICLE 9

TYPES OF GENERAL MEETINGS        The Annual General Meeting takes place every
                                 year within six months after the close of the
a. ANNUAL GENERAL MEETING        financial year; the annual report and the
                                 report of the Auditors must be available for inspection by shareholders at the Corporation's registered offices at least twenty days before the meeting.

                                 ARTICLE 10

b. EXTRAORDINARY GENERAL         1
   MEETINGS
                                 Extraordinary General Meetings are convened whenever the Board of Directors or the Auditors consider it necessary.

                                 2

                                 Such a meeting must also be convened if
                                 demanded by a resolution of the shareholders in General Meeting or by a written request from one or more shareholders, representing together at least one tenth of the share capital, specifying the items to be included on the agenda and the proposals to be put forward.


                                 ARTICLE 11

CONVENING                        1

                                 The General Meeting shall be called by the Board of Directors, or if need be by the Statutory Auditors, at least twenty days before the meeting is to take place. The meeting is called by publishing a single notice in the publication of record designated by the Corporation. An invitation will be sent to all shareholders registered.

                                 The notice to convene the General Meeting shall specify the agenda with the proposals of the Board of Directors and proposals from shareholders, and in the event of elections the names of the proposed candidates.


                                 ARTICLE 12

PLACING OF ITEMS ON THE AGENDA   1

                                 Shareholders representing shares with an aggregate par value of one million Swiss francs may submit proposals for matters to be placed on the agenda for consideration by the General Meeting, provided that their proposals are submitted in writing within the deadline published by the Corporation and include the actual motion(s) to be put forward.

                                 2

                                 No resolutions may be passed concerning matters which have not been duly placed on the agenda, except on a motion put forward at the General Meeting to call an Extraordinary General Meeting or a motion for a special audit to be carried out.


                                 ARTICLE 13

CHAIRMANSHIP, TELLERS, MINUTES   1

                                 The Chairman of the Board of Directors or, if the Chairman cannot attend, a Vice Chairman or another member designated by the Board of Directors, shall preside over the General Meeting and appoint a secretary and the necessary tellers.

                                 2

                                 Minutes are kept of the proceedings and must be signed by the presiding Officer and the Secretary.


                                 ARTICLE 14

SHAREHOLDER PROXIES              1

                                 The Board of Directors issues procedural rules for participation and representation of shareholders at the General Meeting.

                                 A shareholder may only be represented at the General Meeting by his or her legal representative or under a written power of attorney by another shareholder eligible to vote, by a corporate proxy, by the independent proxy or by a custodial proxy.

                                 3

                                 The presiding Officer decides whether to recognize the power of attorney.


                                 ARTICLE 15

VOTING RIGHT                     Each share conveys the right to cast one vote.


                                 ARTICLE 16

RESOLUTIONS, ELECTIONS           1

                                 Resolutions and elections are decided at the General Meeting by an absolute majority of the votes cast, excluding blank and invalid ballots, subject to the compulsory provisions of the law.

                                 2

                                 A resolution to change Art. 18 of these
                                 Articles of Association, to remove one fourth or more of the members of the Board of Directors, or to delete or modify Art. 16 paragraph 2 of these Articles of Association, must receive at least two thirds of the votes represented.

                                 3

                                 Voting on resolutions and elections shall take place with a show of hands, but a written ballot shall be adopted if requested by at least 3% of the votes represented or if the presiding Officer so orders. A written ballot or election may also be conducted electronically.

                                 4

                                 In the case of written ballots, the presiding Officer may rule that only the ballots of those shareholders shall be collected who choose to abstain or to cast a negative vote, and that all other shares represented at the General Meeting at the time of the vote shall be counted in favour, in order to expedite the counting of the votes.

                                 The presiding Officer may order a vote by show of hands to be repeated in a written ballot if he feels there is any doubt regarding the results. In this case the show of hands vote is deemed not to have taken place.


                                 ARTICLE 17

POWERS                           The General Meeting has the following powers:

                                 a)   To establish and amend the Articles of
                                      Association

                                 b)   To elect the members of the Board of
                                      Directors, the Statutory Auditors and the Group Auditors

                                 c)   To approve the annual report and the
                                      consolidated financial statements

                                 d)   To approve the annual accounts and to
                                      decide upon the appropriation of the net profit shown in the balance sheet

                                 e)   To give the members of the Board of
                                      Directors and of the Group Executive Board a discharge concerning their administration

                                 f) To take decisions on all matters reserved to the General Meeting by law or by the Articles of Association, or which are placed before it by the Board of Directors.

Corporate bodies

B.  Board of Directors



                                 ARTICLE 18

NUMBER OF BOARD MEMBERS          The Board of Directors shall consist of at
                                 least six and no more than twelve members.


                                 ARTICLE 19

TERM OF OFFICE                   1

                                 The term of office for members of the Board of Directors is four years, with the interval between two Annual General Meetings being deemed a year for this purpose. The initial term of office for each Director shall be fixed in such a way as to assure that about one fourth of all the members have to be newly elected or re-elected every year.

                                 2

                                 New Directors elected to replace members who vacate their office before completion of their term shall serve for the remainder of the term of the Directors they are replacing. Members whose term of office has expired are immediately eligible for re-election.

                                 Article 20


                                 ARTICLE 20

ORGANIZATION, CHAIRMAN'S OFFICE  1

                                 The Board of Directors shall elect a Chairman's Office from among its members. It shall be composed of the Chairman and at least one Vice Chairman.

                                 2

                                 The Board of Directors shall appoint its secretary, who need not be a member of the Board.


                                 ARTICLE 21

CONVENING, PARTICIPATION         1

                                 The Chairman shall convene the Board of
                                 Directors as often as business requires, but at least six times a year.

                                 The Board of Directors shall also be convened if one of its members or the Group Executive Board submits a written request to the Chairman's Office to hold such a meeting.


                                 ARTICLE 22

DECISIONS                        1

                                 Decisions of the Board of Directors are taken by an absolute majority of the votes cast. In case of a tie, the presiding Officer shall cast the deciding vote.

                                 2

                                 The number of members who must be present to constitute a quorum, and the modalities for the passing of resolutions shall be laid down by the Board of Directors in the Organization Regulations. No such quorum is required for decisions confirming and amending resolutions relating to capital increases.


                                 ARTICLE 23

DUTIES AND POWERS                1

                                 The Board of Directors has responsibility for the ultimate direction of the Corporation and the supervision and control of its executive management.

                                 2

                                 The Board of Directors may also take decisions on all matters which are not expressly reserved to the shareholders in General Meeting or to another corporate body by law or by the Articles of Association.

                                 ARTICLE 24

ULTIMATE DIRECTION OF THE        The ultimate direction of the Corporation
CORPORATION                      comprises in particular:

                                 a) Preparing of and deciding on proposals to be placed before the General Meeting

                                 b) Issuing the regulations necessary for the conduct of business and for the delineation of authority, in particular the Organization Regulations and the regulations governing the Group Internal Audit

                                 c)   Laying down the principles for the
                                      accounting, financial and risk controls
                                      and financial planning, in particular the allocation of equity resources and risk capital for business operations

                                 d)   Decisions on Group strategy and other
                                      matters reserved to the Board of Directors under the Organization Regulations

                                 e) Appointment and removal of the President (Group Chief Executive Officer) and the members of the Group Executive Board, the members of the Group Managing Board and the head of Group Internal Audit

                                 f) Decisions on increasing the share capital, to the extent this falls within the authority of the Board of Directors (Art. 651 paragraph 4 of the Swiss Code of Obligations), on the report concerning an increase in capital (Art. 652e of the Swiss Code of Obligations) and on the ascertainment of capital increases and the corresponding amendments to the Articles of Association.

                                 ARTICLE 25

SUPERVISION, CONTROL             Supervision and control of the business
                                 management comprises in particular the
                                 following:

                                 a) Review of the annual report, consolidated and parent company financial statements as well as quarterly and half-year financial statements

                                 b) Acceptance of regular reports covering the course of business and the position of the Group, the status and development of country, counter-party and market risks and the extent to which equity and risk capital are tied up due to business operations

                                 c) Consideration of reports prepared by the Statutory and Group Auditors concerning the annual financial statements.


                                 ARTICLE 26

DELEGATION, ORGANIZATION         The Board of Directors may delegate part of its
REGULATIONS                      authority to one or more of its members subject
                                 to Arts. 24 and 25. The allocation of authority and functions shall be defined in the Organization Regulations.


                                 ARTICLE 27

SIGNATURES, SEAL, EXCEPTIONAL    1
MEASURES
                                 In accordance with the Articles of Association the company's external representation and the manner and form of signature shall be defined in the Organization Regulations.

                                 2

                                 Signing in the name of the company requires two authorized signatures to be binding. Forms and other written documents produced in large quantities in the course of daily business may be distributed with only one or without signature. Such exceptions to the joint signature principle shall be made known in a suitable fashion.

                                 3

                                 The Board of Directors and those authorized by it to sign on behalf of the Corporation may empower individual persons to execute specific business and legal transactions.

                                 For countries in which law or custom prescribes the use of seals on important or formal documents, a seal may be added to the signature. The Board of Directors shall designate such seals and issue regulations for their use.

                                 5

                                 To safeguard important interests of the Bank, the Board of Directors, or persons acting on the Board's instructions, may take exceptional measures in emergency situations arising as a result of extraordinary political developments.



                                 ARTICLE 28

REMUNERATION                     The Board of Directors shall determine the
                                 remuneration of its members.




16
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Corporate bodies

C.  Group Executive Board



                                 ARTICLE 29

ORGANIZATION                     The Group Executive Board is composed of the
                                 Group Chief Executive Officer, the Chief
                                 Financial Officer and at least three other members with important group functions.


                                 ARTICLE 30

FUNCTIONS, AUTHORITIES           1

                                 The Group Executive Board is responsible for the management of the Group. It is the supreme executive body as defined by the Swiss Federal Law on Banks and Savings Banks. It implements the Group strategy decided by the Board of Directors and ensures the execution of the decisions of the Board of Directors and the Chairman's Office. It is responsible for the Group's results.

                                 2

                                 The Group Executive Board has the following principal responsibilities:

                                 a) Preparing and proposing Group strategy and the fundamental policy decisions necessary for their implementation, the Organization Regulations and the basic organizational structure of the Group

                                 b) Exercising such functions and authorities as shall be assigned to it by the Organization Regulations

                                 c)   Regularly informing the Board of
                                      Directors, as prescribed by Art. 25, item b of these Articles of Association, and submitting the documents in accordance with Art. 25, items a and c of these Articles of Association

                                 3

                                 The functions and authorities of the Group
                                 Executive Board and other management units designated by the Board of Directors are to be defined by the Organization Regulations.

Corporate bodies

D.  Statutory and Group Auditors



                                 ARTICLE 31

TERM OF OFFICE, AUTHORITY AND    1
DUTIES
                                 An auditing company is to be appointed as Statutory and Group Auditors.

                                 2

                                 The shareholders in General Meeting shall elect the Statutory and Group Auditors for a term of one year. The rights and duties of the Statutory and Group Auditors are determined by the provisions of the law.

                                 3

                                 The General Meeting may appoint Special
                                 Auditors for a term of three years, who provide the attestations required for capital increases.




18
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SECTION 4

Financial statements and appropriation of profit, reserves



                                 ARTICLE 32

FINANCIAL YEAR                   The consolidated and parent company financial
                                 accounts are closed on December 31 of each year.


                                 ARTICLE 33

APPROPRIATION OF DISPOSABLE      1
PROFIT
                                 At least 5% of the profit for the year is allocated to the general statutory reserve until such time as said reserve amounts to 20% of the share capital.

                                 2

                                 The remaining profit is, subject to the
                                 provisions of the Swiss Code of Obligations and of the Federal Banking law, at the disposal of the shareholders in General Meeting who may also use it for the formation of free or special reserves.


                                 ARTICLE 34

RESERVES The shareholders in General Meeting determine the utilization of the general reserve in accordance with the legal provisions acting upon the recommendations of the Board of Directors.




                                                                              19
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SECTION 5

Notices and jurisdiction



                                 ARTICLE 35

OFFICIAL PUBLICATION MEDIA       Public notices appear in the Swiss official
                                 commercial gazette (in French "Feuille
                                 Officielle Suisse du Commerce", or German
                                 "Schweizerisches Handelsamtsblatt"). The Board of Directors may designate other publications as well.


                                 ARTICLE 36

JURISDICTION                     Jurisdiction for any disputes arising out of
                                 the corporate relationship shall be at both the registered offices of the Corporation, with the exception of legal actions in connection with the contestation or nullity of decisions of the shareholders' meeting or the nullity of Board of Directors' decisions, where jurisdiction shall exclusively be with the courts of Zurich.




20
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SECTION 6

Non-cash considerations



                                 ARTICLE 37

NON-CASH CONSIDERATIONS          1

                                 The Corporation acquires Schweizerische
                                 Bankgesellschaft (SBG) in Zurich by merger through the capital increase of April 30/May 19, 1998. Assets of CHF 426,820,619,609.52 and
                                 liabilities of CHF 408,302,595,203.66 pursuant to the merger balance sheet of September 30, 1997 shall be transferred by universal succession to the Corporation; the amount of the capital increase has been paid in accordance with the merger agreement. The shareholders of the company acquired receive 128,750,000 fully paid-up registered shares of the acquiring company each with a par value of CHF 20.

                                 2

                                 The Corporation acquires Schweizerischer
                                 Bankverein (SBV) in Basel by merger through the capital increase of April 29/May 18, 1998. Assets of CHF 352,252,889,332.69 and
                                 liabilities of CHF 338,770,039,294.46 pursuant to the merger balance sheet of September 30, 1997 shall be transferred by universal succession to the Corporation; the amount of the capital increase has been paid in accordance with the merger agreement. The shareholders of the company acquired receive 85,623,491 fully paid-up registered shares of the acquiring company each with a par value of CHF 20.



                                 UBS AG

                                 For the Board of Directors:

                                 Alex Krauer               Alberto Togni
                                 Chairman                  Vice Chairman




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